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[LOGO] SILICON VALLEY BANK

                    AMENDMENT TO LOAN AND SECURITY
                               AGREEMENT


BORROWER:  MAXIM PHARMACEUTICALS, INC.
DATE:      MARCH 16, 1998


     THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "BORROWER"). The Parties agree to amend the Loan and Security Agreement between them, dated March 15, 1997, as amended from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. NEW DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended by adding the following new defined terms thereto:

     "'Committed Second Term Line' means a credit extension of up to Seven-Hundred Thousand Dollars ($700,000) made pursuant to Section 2.1.3 hereof, and as further limited pursuant to the terms and conditions of
     Section 2.1.3 hereof.

     'Second Term Loan' and 'Second Term Loans' shall have the meanings set forth in Section 2.1.3 hereof.

     'Second Term Loan Evidence' has the meaning set forth in Section 2.1.3.

     'Second Term Loan Amendment Date' means the date of the making of the initial Second Term Loan."

     2. REVISED DEFINITION. Section 1.1 of the Loan Agreement is hereby amended by replacing the definition of "Maturity Date" with the following:

     "'Maturity Date' means December 31, 2001 with regard to the Term Loan and related Obligations and means December 31, 2002 with regard to the Second Term Loan and related Obligations."

     3. NEW SECTION 2.1.3. Section 2.1.3 of the Loan Agreement, as set forth below, is hereby added to the Loan Agreement to follow immediately after Section 2.1.2.

     "2.1.3 SECOND TERM LOANS; ETC.

     (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through December 31, 1998 (the "Second Term Availability End Date"), Bank agrees to make advances (each a "Second Term Loan" and collectively the "Second Term Loans") to Borrower in an aggregate, initial outstanding amount

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     thereof not to exceed the Committed Second Term Line, PROVIDED in no event shall the amount of each Second Term Loan exceed 100% of the net purchase price of new equipment being purchased by Borrower or equipment purchased by the Borrower on and after 90 days prior to the Second Term Loan Amendment Date, comprised of general purpose, scientific, laboratory, manufacturing and test equipment, associated software, computer equipment, office equipment, furnishing and leasehold improvements and which is otherwise acceptable to Bank in its sole discretion (the "Second Equipment Borrowing Base"), PROVIDED that the aggregate, original principal amount of Second Term Loans relating to leasehold improvements shall not exceed $125,000. The "net purchase price" of equipment means the purchase price thereof, as shown on the applicable invoice, net of all charges for taxes, freight, delivery, insurance, set-up, training, manuals, fees, service charges and other similar items, provided that only up to 15% of the total purchase price of equipment included in the Second Equipment Borrowing Base may consist of software. To evidence each Second Term Loan, Borrower shall deliver to Bank, at the time of each Second Term Loan request, evidence, in form and substance satisfactory to Bank (the "Second Term Loan Evidence"), of the equipment purchases that are the subject of the Second Equipment Borrowing Base.

     (b) Interest shall accrue from the date of each Second Term Loan at the per annum rate equal to one-quarter of one percent (0.25%) above the Prime Rate (the "Second Term Loan Prime Option Rate") and shall be payable monthly for each month through the Second Term Availability End Date. On and after the Second Term Availability End Date, interest shall accrue at either the Second Term Loan Prime Option Rate or the Second Term Loan Fixed Option Rate (as defined below), at the Borrower's election made by the Borrower on the Second Term Availability End Date by notifying Bank in writing of the Borrower's election; if Borrower fails to notify the Bank on or before the Second Term Availability End Date of such interest rate election, then the interest rate shall be deemed to be the Second Term Loan Prime Option Rate. Such interest shall be payable monthly for each month while the Second Term Loans are outstanding. As used herein the term "Second Term Loan Fixed Option Rate" shall mean the Treasury Bill Rate in effect as of the Second Term Availability End Date on a per annum basis plus three and one quarter percent (3.25%).

     (c) In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     (d) Any Second Term Loans that are outstanding on the Second Term Availability End Date will be payable in forty-eight (48) equal monthly installments of principal, plus all accrued interest, with the first of such payments due on February 1, 1999, and continuing on the first day of each month thereafter for the following forty-six (46) consecutive months, with all Second Term Loans and all Obligations relating thereto to be fully due and payable in a final payment no later than December 31, 2002. Second Term Loans, once repaid, may not be reborrowed.

     (e) When Borrower desires to obtain a Second Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Second Term Loan is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include the Second Term Loan Evidence.

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     (f) In the event any principal of the Second Term is prepaid prior to the dates due under the schedule of principal payments set forth above and Borrower has elected the Second Term Loan Fixed Option Rate only, Borrower shall also pay Bank a prepayment fee in an amount equal to the following percentage of the amount prepaid or required to be prepaid, based on the date the prepayment occurs or the date prepayment is due as a result of an Event of Default or termination of this Agreement:

                                     Prior to or during the 1999 calendar
                                     year:   3%
                                     During the 2000 calendar year: 2%
                                     During the 2001 calendar year: 1%"

     4. REVISED SECTION 2.3(a). Section 2.3(a) of the Loan Agreement is hereby amended to read as follows:

     "(a)   INTEREST RATE. The Term Loans and Second Term Loans shall have the interest rate as set forth in Sections 2.1.2 and 2.1.3 hereof, respectively."

     5. REVISED SECTION 6.12. Section 6.12 of the Loan Agreement is hereby amended to read as follows:

     "6.12   LIQUIDITY COVENANT; CASH PLEDGE; ETC. Borrower shall maintain, as of the last calendar day of each month, the greater of at least Twelve
     (12) months Remaining Months Liquidity or two multiplied times the principal amount of the Term Loans and Second Term Loans outstanding. "Remaining Months Liquidity" is defined as cash on hand (and cash equivalents and marketable securities), divided by Cash Burn. "Cash
     Burn" is defined as cash (prior period) minus cash (current period) plus increases in short and long term borrowings plus increases in equity (or subordinated debt). If the Borrower fails to maintain the above covenant, then Borrower agrees to deposit cash with the Bank in an amount equal to the amount of the Term Loans and Second Term Loans outstanding, as collateral security for the repayment of the Obligations, and to execute and deliver to the Bank the Bank's standard cash collateral security agreement in connection therewith. Upon the Borrower's subsequent satisfaction of the covenant set forth in the first sentence of this section, Bank agrees to terminate such cash pledge as long as Borrower remains in compliance therewith."

     6. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     7. FEE. Borrower shall pay to Bank a fee of $1,500 in connection herewith, which shall be in addition to interest and to all other amounts payable under the Loan Agreement.

     8. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and

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confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

BORROWER:                              SILICON:

MAXIM PHARMACEUTICALS, INC.            SILICON VALLEY BANK


BY /s/ Dale A. Sander                 BY /s/ Linda S. LeBeau
  ------------------------------         -----------------------------
  TITLE: CHIEF FINANCIAL OFFICER         TITLE  SVP
                                               -----------------------

BY /s/ Larry G. Stambaugh
  ------------------------------
  TITLE: CHIEF EXECUTIVE OFFICER

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